EXHIBIT 99.1
                                                             ------------


                                PRESS RELEASE
                                -------------





   FOR FURTHER INFORMATION:

   AT THE COMPANY:          AT ASHTON PARTNERS:

   Dennis Letham            Chris Kettmann      H. Patel
   Chief Financial Officer  Investor Inquiries  Media Inquiries
   (224) 521-8601           (312) 553-6716      (312) 553-6745



                     ANIXTER INTERNATIONAL INC. REPORTS
         EARNINGS PER SHARE OF 20 CENTS, INCLUDING A LOSS OF 9 CENTS
                PER SHARE FROM THE EARLY RETIREMENT OF DEBT,
                          ON SALES OF $645 MILLION



   GLENVIEW, IL, JULY 29, 2003 - Anixter International Inc. (NYSE: AXE), the world's leading distributor of communication products, electrical and electronic wire & cable and a leading distributor of fasteners and other small parts ("C" Class inventory components) to Original Equipment Manufacturers, today reported results for the quarter ended July 4, 2003.

   SECOND QUARTER HIGHLIGHTS
   -------------------------

   * Sales of $644.8 million, including $45.5 million of sales from the September 2002 Pentacon acquisition, rose 4 percent versus the prior year quarter.

   * Operating profits decreased by 5 percent year-over-year to $21.3 million.

   * Diluted earnings per share, which includes after-tax costs of 9 cents per diluted share for the early retirement of debt, were 20 cents or 39 percent less than the year ago quarter.





   FINANCIAL HIGHLIGHTS
   --------------------
   (In millions, except per share amounts)



                                               Three Months Ended                   Six Months Ended
                                         -------------------------------     -------------------------------
                                         July 4,     June 28,    Percent     July 4,    June 28,     Percent
                                          2003         2002      Change       2003        2002       Change
                                         -------     --------    -------     -------    --------     -------
   Net Sales                              $644.8      $617.3          4%    $1,307.0    $1,232.0          6%
   Operating Income                        $21.3       $22.5         -5%       $43.9       $43.0          2%
   Net Income                               $7.3       $12.4        -41%       $17.5       $21.3        -18%
   Diluted Earnings Per Share              $0.20       $0.33        -39%       $0.47       $0.56        -16%
   Diluted Weighted Shares                  37.3        38.2         -2%        37.5        38.1         -1%




   **********************************************************************
   *                                                                    *
   * Robert Grubbs, President and CEO, said,  "As we have seen in the   *
   * past few quarters, customers are continuing to spend on day-to-day *
   * maintenance and smaller projects, but are generally unwilling to   *
   * commit to larger projects.  In this environment our daily sales    *
   * have remained relatively flat, although the number of actual       *
   * shipping and billing days in a given quarter has affected our      *
   * total quarterly sales. Given our strong balance sheet, as well     *
   * as our ability to leverage our cost structure, we remain well      *
   * positioned to take advantage of increased levels of customer       *
   * capital spending."                                                 *
   *                                                                    *
   **********************************************************************

   SECOND QUARTER RESULTS
   ----------------------

   For the three-month period ended July 4, 2003, sales of $644.8 million produced net income of $7.3 million, or 20 cents per diluted share, inclusive of after-tax losses of $3.5 million or 9 cents per diluted share from the early retirement of debt. Second quarter sales included $45.5 million from the operations of Pentacon, which were acquired in September of 2002. The Pentacon sales had no effect on net income in the second quarter of this year. The second quarter also benefited from a substantial increase in the cash surrender value of certain company-owned life insurance policies due to gains in the value of the equity securities underlying the policies. These gains resulted in pre-tax income of $1.4 million being recorded as a part of "other, net" during the quarter.




   In the prior year period, sales of $617.3 million generated net income of $12.4 million, or 33 cents per diluted share. The prior year includes an after-tax gain of $1.2 million or 3 cents per diluted share from the sale of securities. The prior year period also includes an after-tax loss of $0.4 million or 1 cent per diluted share from the early retirement of debt. Consistent with revised financial accounting standards, gains and losses associated with the early retirement of debt are now being reported as a component of "other income and expense" for all periods.

   Operating income in the quarter was $21.3 million or 5 percent less than in the 2002 second quarter. For the latest quarter, operating margins were 3.3 percent compared to 3.7 percent in the year ago quarter.

   Operating cash flow in the quarter was a negative $4.7 million compared to a positive $56.0 million in the year ago quarter. The negative cash flow was due to the timing of payments to vendors and an increase in purchases from vendors offering early payment discounts. Following the end of the quarter refinancing, the quarter-end debt-to-total capitalization ratio was 30.2 percent as compared to 23.5 percent at the end of fiscal 2002. If amounts borrowed under the accounts receivable securitization facility were included in the calculation, the debt-to-total capitalization ratio would have been
   38.9 percent compared to 33.8 percent at the end of fiscal 2002. Due to the timing of various steps of the refinancing extending over the quarter-end, the leverage ratios at quarter-end were higher by 2 to 3 percentage points than they were in early July when all steps of the refinancing were completed.

   SIX MONTH RESULTS
   -----------------

   For the six-month period ended July 4, 2003, sales of $1,307.0 million produced net income of $17.5 million, or 47 cents per diluted share, inclusive of after tax losses of $3.7 million or 10 cents per diluted share from the early retirement of debt. The six-month period sales include $95.1 million from the operations of Pentacon, which were acquired in September of 2002. The Pentacon sales added 2 cents per share of net income in the first half of this year. The first half results also include the gains in cash surrender value on company-owned life insurance policies described above.

   In the prior year period, sales of $1,232.0 million generated net income of $21.3 million, or 56 cents per diluted share. The prior year includes after-tax gains of $1.2 million or 3 cents per diluted share from the sale of securities and $0.7 million or 2 cents per diluted share from the sale of certain real estate. The prior year also includes an after-tax loss of $1.0 million or 2 cents per diluted share from the early retirement of debt. As discussed above, gains and losses associated with the early retirement of debt are now being reported as a component of "other income and expense" for all periods.




   SECOND QUARTER SALES TRENDS
   ---------------------------

   Commenting on second quarter sales trends, Grubbs said, "In the second quarter we saw a continuation of the very steady, but basically flat, daily sales trends of the past couple of quarters. Our average daily sales in the second quarter were $10.40 million compared to $10.19 million in the first quarter of this year and $10.18 in the fourth quarter of the prior year. The sequential drop in total quarterly sales is due entirely to the fewer number of actual shipping and billing days."

   Grubbs added, "Consistent with our comments of the past couple of quarters, the overall sales environment continues to place a greater emphasis on day-to-day maintenance spending and smaller projects. For the most part, customers remain very cautious about committing to larger capital projects. At the same time, weak levels of industrial production are having a negative impact on the portion of our business that supplies original equipment manufacturers."

   "In the current environment it is important that we continue to focus on good expense management and opportunities to improve gross margins. In the second quarter we achieved a 20 basis point improvement in gross margins and we were able to reduce operating expenses by just over 1 percent on a consecutive quarter basis. These actions partially offset the negative earnings effects associated with the drop in sales in the second quarter," said Grubbs.

   REFINANCING ACTIVITIES
   ----------------------

   "At the end of the second quarter we entered into a series of transactions that will lower our future cost of borrowings as well as add to earnings per share because there will be fewer shares outstanding," said Dennis Letham, Senior Vice President-Finance. "On July 1, 2003 we raised $125.0 million through the issuance of 3.25 percent, zero coupon senior bonds, maturing July of 2033. Later in July, the underwriter of this offering exercised its over-allotment option, thereby raising the total gross proceeds from this offering to $143.8 million."

   "As of the end of the quarter, we had committed a portion of the proceeds from this offering to retire $63.5 million in accreted value of our 7 percent, zero coupon senior notes, maturing June of 2020.
   The early retirement of these bonds resulted in an after-tax charge of $3.5 million or 9 cents per share in the quarter," continued Letham. "We also committed $17.2 million of the offering proceeds to retire 735,450 of our outstanding common shares during the second quarter. The remaining proceeds were subsequently used to reduce borrowings under our bank working capital lines of credit and will be available for general corporate purposes."

   Letham added, "This refinancing has resulted in a modest, short-term increase in leverage. Free cash flow over the coming months is expected to quickly reduce leverage ratios to a level at or below the level that existed prior to this refinancing."

   BUSINESS OUTLOOK
   ----------------

   "While some recent analyst and media reports have commented on an improving economic environment, we have not yet seen a significant pick up in larger capital spending projects across a broad portion of our customer base. Until these larger projects materialize we will plan for our daily average sales to remain at the same level as the past few quarters," said Grubbs. "We will continue to focus on new customer acquisition, product line expansion and new service offerings, with a short-term goal to maintain our daily sales rates. Longer term, we believe these actions will help to reinforce a rebound in sales and profitability when the economy improves."

   Concluding, Grubbs said, "In comparison to the recently completed quarter, the third quarter should benefit by the fact that there are two more shipping and billing days, due to a fewer number of holidays. We expect this to result in an improvement in sales and earnings on a consecutive quarter basis."

   SECOND QUARTER EARNINGS REPORT
   ------------------------------

   Anixter will report results for the second quarter on Tuesday, July 29, 2003, and broadcast a conference call discussing them at 9:30 am central time. The call will be Webcast by CCBN and can be accessed at Anixter's Website at www.anixter.com. The Webcast also will be available over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com, or by visiting any of the investor sites in CCBN's Individual Investor Network (such as America Online's Personal Finance Channel and Fidelity.com). Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). The Webcast will be archived on all of these sites for 30 days.

   ABOUT ANIXTER
   -------------

   Anixter International is the world's leading distributor of communication products, electrical and electronic wire & cable and a leading distributor of fasteners and other small parts ("C" Class inventory components) to Original Equipment Manufacturers. The company adds value to the distribution process by providing its customers access to 1) more than 185,000 products and nearly $500 million in inventory, 2) 142 warehouses with more than 4.4 million square feet of space, and 3) locations in 175 cities in 40 countries. Founded in 1957 and headquartered near Chicago, Anixter trades on The New York Stock Exchange under the symbol AXE.




   SAFE HARBOR STATEMENT

   THE STATEMENTS IN THIS NEWS RELEASE THAT USE SUCH WORDS AS "BELIEVE," "EXPECT," "INTEND," "ANTICIPATE," "CONTEMPLATE," "ESTIMATE," "PLAN," "PROJECT," "SHOULD," "MAY," OR SIMILAR EXPRESSIONS ARE FORWARD-LOOKING STATEMENTS. THEY ARE SUBJECT TO A NUMBER OF FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM WHAT IS INDICATED HERE. THESE FACTORS INCLUDE GENERAL ECONOMIC CONDITIONS, TECHNOLOGY CHANGES, CHANGES IN SUPPLIER OR CUSTOMER RELATIONSHIPS, EXCHANGE RATE FLUCTUATIONS, AND NEW OR CHANGED COMPETITORS. PLEASE SEE THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS FOR MORE INFORMATION.

    ADDITIONAL INFORMATION ABOUT ANIXTER IS AVAILABLE ON THE INTERNET AT
                               www.anixter.com
                               ---------------





  ANIXTER INTERNATIONAL INC.
  CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
  ----------------------------------------------------------------------

<CAPTION)

                                               13 Weeks Ended          26 Weeks Ended
                                             -------------------     -------------------
                                             July 4,    June 28,     July 4,    June 28,
                                               2003       2002        2003        2002
                                             -------    --------     -------    --------
  (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

  Net sales                                  $ 644.8    $ 617.3      $1,307.0   $1,232.0
  Cost of goods sold                           486.8      471.0         988.2      946.1
                                             -------    -------      --------   --------
  Gross profit                                 158.0      146.3         318.8      285.9
  Operating expenses                           136.4      123.8         274.2      242.9
  Amortization of intangibles                    0.3        -             0.7        -
                                             -------    -------      --------   --------
  Operating income                              21.3       22.5          43.9       43.0
  Interest expense                              (3.3)      (4.1)         (6.7)      (8.8)
  Extinguishment of debt                        (5.8)      (0.6)         (6.2)      (1.6)
  Other, net                                     0.6        2.9          (0.7)       2.9
                                             -------    -------      --------   --------
  Income before income taxes                    12.8       20.7          30.3       35.5
  Income tax expense                             5.5        8.3          12.8       14.2
                                             -------    -------      --------   --------
  Net income                                 $   7.3    $  12.4      $   17.5   $   21.3
                                             =======    =======      ========   ========


  BASIC INCOME PER SHARE                     $  0.20    $  0.34      $   0.48   $   0.58

  DILUTED INCOME PER SHARE                   $  0.20    $  0.33      $   0.47   $   0.56

  AVERAGE SHARES OUTSTANDING:

  Basic                                         36.4       36.9          36.7       36.8
  Diluted                                       37.3       38.2          37.5       38.1

  GEOGRAPHIC SEGMENTS
  -------------------
  NET SALES:
    North America                            $ 511.8    $ 492.8      $1,029.9   $  980.4
    Europe                                      89.9       84.8         187.8      169.2
    Asia Pacific and Latin America              43.1       39.7          89.3       82.4
                                             -------    -------      --------   --------
                                             $ 644.8    $ 617.3      $1,307.0   $1,232.0
                                             =======    =======      ========   ========
  OPERATING INCOME (LOSS):
    North America                            $  18.2    $  21.0      $   37.3   $   39.0
    Europe                                       2.9        1.5           5.9        4.9
    Asia Pacific and Latin America               0.2        -             0.7       (0.9)
                                             -------    -------      --------   --------
                                             $  21.3    $  22.5      $   43.9   $   43.0
                                             =======    =======      ========   ========

  Certain amounts for the prior year have been reclassified to conform to the current year presentation.
  The reimbursement from vendors for expenses incurred by the Company to sell the vendors' products have been classified as a reduction to operating expenses rather than as a reduction to cost of sales.
  This change has the effect of reducing the gross profits and operating expenses for the 13 weeks and
  26 weeks ended July 4, 2003 and June 28, 2002, by $2.0 million and $3.9 million, and $1.4 million and
  $3.6 million, respectively.  In addition, the costs associated with the debt extinguishment are no longer reported as an extraordinary item, but as a non-operating expense entitled "Extinguishment of debt."


  ANIXTER INTERNATIONAL INC.
  CONDENSED CONSOLIDATED BALANCE SHEET
  --------------------------------------------------------------------------


                                                     July 4,      January 3,
  (IN MILLIONS)                                       2003           2003
                                                     -------      ----------

  ASSETS

  Cash                                              $    27.3     $    19.1
  Accounts receivable, net                              227.8         188.2
  Bond offering proceeds receivable                     121.9           -
  Note receivable - unconsolidated subsidiary            42.3          69.6
  Inventories                                           483.4         498.8
  Deferred taxes                                         26.6          26.5
  Income taxes receivable                                 3.2           -
  Other current assets                                   11.7          10.0
                                                    ---------     ---------
     Total current assets                               944.2         812.2

  Property and equipment, net                            69.1          59.1
  Goodwill, net                                         253.1         247.6
  Other assets                                          117.9         107.1
                                                    ---------     ---------
                                                    $ 1,384.3     $ 1,226.0
                                                    =========     =========


  LIABILITIES AND STOCKHOLDERS' EQUITY

  Accounts payable                                  $   246.1     $   257.3
  Accrued expenses                                       75.5          83.5
  Common stock and bond repurchase payable               85.6           -
  Accrued restructuring costs                             3.4           4.2
  Accrued income taxes                                    -             4.7
                                                    ---------     ---------
     Total current liabilities                          410.6         349.7

  3.25% zero-coupon convertible notes                   125.0           -
  7.0% zero-coupon convertible notes                     64.8         124.0
  Long-term debt                                         88.5          71.1
  Other liabilities                                      51.6          46.4
                                                    ---------     ---------
     Total liabilities                                  740.5         591.2

  Stockholders' equity                                  643.8         634.8
                                                    ---------     ---------
                                                    $ 1,384.3     $ 1,226.0
                                                    =========     =========